UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.02 Termination of Material Definitive Agreements.

1.	Termination of Loan Program with Geza Holdings AG

In a letter to Geza Holdings AG dated May 20, 2022, the registrant unilaterally terminated the $1.5 billion loan program with Geza Holdings AG in connection with the Loan Approval Letter dated October 12, 2021 by Geza Holdings AG and the signed Term Sheet dated December 15, 2021 by Geza Holdings AG and PHI Group, Inc.

The termination of this transaction was necessitated by the prolonged and unsatisfactory due diligence process, especially due to the fact that we were unable to validate a number of required items in connection with the offered loan program to allow us to pursue it further.

2.	Termination of Loan Program with Neok Financial Incorporated

In a letter to Neok Financial Incorporated dated May 20, 2022, the registrant unilaterally terminated the $2.0 billion loan program with Neok Financial Incorporated in connection with the Loan Agreement Deed dated and signed November 14, 2021 by Neok Financial Incorporated and PHI Group, Inc.

The termination of this transaction was necessitated by the prolonged and unsatisfactory due diligence process, especially due to the fact that we were unable to validate a number of required items in connection with the offered loan program to allow us to pursue it further.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23 2022

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO